                                                                    EXHIBIT 10.8



                                 LOAN AGREEMENT


         This Loan Agreement is entered into among Petquarters, Inc. ("Borrower"), AMRO International, S.A. (the "Lender") and Epstein Becker & Green, P.C. ("Lender's Counsel") as of May 2, 2000.

         WHEREAS, Borrower expects to have working capital needs in the event Borrower has not drawn down One Million Dollars ($1,000,000) under that certain Private Equity Line of Credit Agreement dated as of March 15, 2000 between the Splendid Rock Holdings, Ltd. and Borrower (the "Equity Line Agreement") on or before May 4, 2000; and

         WHEREAS, Lender is willing to make a short-term loan of up to One Million Dollars ($1,000,000) (the "Borrowed Sum") to Borrower.

         NOW, THEREFORE, the parties agree as follows:

         1. Lender shall lend Borrower up to One Million Dollars ($1,000,000), as requested by Borrower, on the terms set forth in the Convertible Debenture in the form of Exhibit A hereto, in the event Borrower has not drawn down One Million Dollars ($1,000,000) under the Equity Line Agreement on or before May 4, 2000. The Borrowed Sum shall be in an amount as requested by Borrower, but shall not exceed the difference between the amount actually drawn down under the Equity Line Agreement as of May 4, 2000 and One Million Dollars. The Borrowed Sum shall be delivered by wire transfer to the account designated by the Borrower in accordance with paragraph 2 of this Agreement.

         2. On or before May 4, 2000, Borrower shall deliver an executed copy of the convertible Debenture and Registration Rights Agreement, attached hereto as Exhibit B, with wiring instructions for the Borrowed Sum to Lender's Counsel at its offices in New York, New York. On May 5, 2000, Lender shall wire the Borrowed Sum to Lender's Counsel and Lender's Counsel shall wire the Borrowed Sum, net of $5,000, to Borrower in accordance with the wire instructions supplied to Lender's Counsel.

         3. Upon delivery of the Borrowed Sum to Borrower, Lender's Counsel shall deliver the Convertible Debenture to Lender. In the event Lender fails to deliver the Borrowed Sum to Borrower as provided in paragraph 2 hereof, Lender's Counsel shall return to Convertible Debenture to Borrower.

         4. Each of the Borrower and Lender agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Lender's counsel in the amount of Five Thousand Dollars ($5,000) as specified in paragraph 2 hereof.

         5. The Borrower shall use at least 50% of the net proceeds of any subsequent equity financing to redeem the Convertible Debenture, except for a private placement financing arrangement with Keene Securities Company, Inc. entered into on or about May 8, 2000 or any other deals entered into with the Lender as of the date hereof.

         6. Except as to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof or pursuant to the Equity Line of Credit, or (ii) sales of shares of the Company's common stock ("Common Stock") by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore adopted by the Company, if during the period ending when the Lender no longer holds any of the principal amount of this Debenture or any accrued but unpaid interest of this Debenture (the "MFN Period"), the Company sells any shares of its Common Stock at a per share selling price ("Per Share Selling Price") lower than the Conversion Price per share (as defined in the Convertible Debenture), then the Conversion Price shall be adjusted downward to equal such lower Per Share Selling Price. The Company shall give to each Investor written notice of any such sale within 24 hours of the closing of any such sale.

                  (a) For the purpose of this Section 6, the term "Per Share Selling Price" shall mean the amount actually paid by third parties for each share of Common Stock. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities ("derivative securities") under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the sale of Common Stock shall be deemed to have occurred at the time of the issuance of the derivative securities and the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration per underlying share of Common Stock received by the Company upon such sale or issuance of the derivative security). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (b) For the purpose of Section 6(a), the term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

                  (c) For the purposes of Section 6(a), the term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the

"New Investor") the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the undersigned, being duly authorized to do so, on this 2nd day of May, 2000.


PETQUARTERS, INC.                           AMRO INTERNATIONAL, S.A.



By:                                         By:
   ----------------------------------          ---------------------------------
   Steve Dempsey, President                    H.U. Bachofen, Director

EPSTEIN BECKER & GREEN, P.C.



By:
   ----------------------------------
   Robert F. Charron

                                                                       EXHIBIT A


                            6% CONVERTIBLE DEBENTURE

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No. 1                                                              US $1,000,000

                               Pet Quarters, Inc.

                  6% CONVERTIBLE DEBENTURE DUE NOVEMBER 5, 2000



                  THIS DEBENTURE is issued by Pet Quarters, Inc., a corporation organized and existing under the laws of the State of Arkansas (the "Company") and is designated as its 6% Convertible Debenture Due November 5, 2000.

                  FOR VALUE RECEIVED, the Company promises to pay to AMRO International, S.A. or permitted assigns (the "Holder"), the principal sum of One Million and 00/100 (US $1,000,000) Dollars on November 5, 2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time quarterly in arrears at the rate of 6% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Quarterly interest payments shall be due and payable on August 1, November 1, February 1 and May 1 of each year, commencing with August 1, 2000. Accrued but unpaid interest shall also be due and payable on any Conversion Date (as defined herein). If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, by check or wire transfer to the registered holder of this Debenture and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer, shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

         This Debenture is subject to the following additional provisions:

                  1. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

                  2. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Loan Agreement dated as of May 2, 2000 between the Company and the original Holder (the "Loan Agreement"), and is subject to the terms and conditions of the Loan Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

                  3. The Holder of this Debenture is entitled, at its option, to convert on any Trading Date commencing on the date hereof, the principal amount of this Debenture or any portion thereof and, at the Holder's election, any accrued but unpaid interest, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock equal to $_____ (75% the closing bid price of the Common Stock on the Principal Market on the closing date of the Loan Agreement), subject to adjustment for any stock splits, reverse stock splits or the like effected after the date hereof and subject to adjustment pursuant to Section 6 of the Loan Agreement ("Conversion Price"). The minimum conversion amount per Notice of Conversion (as defined below) shall not be less than $50,000, unless the principal amount outstanding is less than $50,000.

                  4. The entire unpaid balance of this Debenture and accrued interest thereon outstanding on the Maturity Date hereof shall be due and payable without notice on the Maturity Date. Except for an equity line of credit financing arrangement with Keene Securities Corporation entered into within thirty (30) days from the date hereof, the Company shall use at least 50% of the net proceeds of any subsequent equity financing to redeem this Debenture as set forth in Section 5.

                  5. The Company shall have the right to deliver to the Holder a written notice of the Company's intent to redeem all or any part of the entire outstanding amount of this Debenture, plus all accrued but unpaid interest. The Company shall make the redemption payment to the Holder within seven (7) Trading Days of the redemption date set forth in the Company notice of redemption, or else the redemption notice shall be void, and the Company shall thereafter not have any further right to redeem this Debenture. The Holder shall have the right to convert this Debenture as set forth in Section 3 until the Trading Day prior to the Trading Day set for payment of the redemption price.

                  6. (a) Conversion shall be effectuated by surrendering this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Trading Date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (501) 676-9245 Attn.: Steve Dempsey. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

                     (b) The Company understands that a delay in the issuance of shares of Common Stock upon a conversion beyond the three (3) Trading Day period described in Paragraph 6(a) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond three (3) Trading Days from the date the Notice of Conversion is delivered to the Company).

     No. Trading Days Late                Late Payment for Each
                                        $5,000 of Principal Amount
                                             Being Converted
     ---------------------              -------------------------
               1                                   $100

               2                                   $200

               3                                   $300

               4                                   $400

               5                                   $500

               6                                   $600

               7                                   $700

     No. Trading Days Late                Late Payment for Each
                                        $5,000 of Principal Amount
                                             Being Converted
     ---------------------              -------------------------
               8                                   $800

               9                                   $900

              10                                  $1,000

         More than 10               $1,000 +$200 for each Trading Day
                                       Late beyond 10 Trading Days

                  The Company shall pay any payments incurred under this Paragraph 5(b) in immediately available funds upon demand. Nothing herein shall limit Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder, including, without limitation, the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within three (3) Trading Days from the date the Notice of Conversion is delivered to the Company, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event no late payments shall be due in connection with such withdrawn conversion.

                  (c) If at any time (a) the Company challenges, disputes or denies the right of the Holder to effect the conversion of this Debenture into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with this Paragraph 5 or (b) any Company stockholder who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder obtains a judgment or any injunctive relief from any court or public or governmental authority which denies, enjoins, limits, modifies, delays or disputes the right of the holder hereof to effect the conversion of this Debenture into Common Stock, then the Holder shall have the right, by written notice, to require the Company to promptly redeem this Debenture for cash at a redemption price equal to one hundred thirty percent (130%) of the outstanding principal amount hereof and all accrued and unpaid interest hereon. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), subject in the case of clause (b) to the Company's right to control and assume the defense of any such action. In the absence of an injunction precluding the same, the Company shall issue shares upon a properly noticed conversion.

                  (d) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the Holder's conversion privilege.

                  7. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock herein prescribed. This Debenture is a direct obligation of the Company.

                  8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  9. Except for future financing entered into with licensed commercial lenders, all parties to future financing entered into by the Company shall be subordinated to the rights of the Holder under this debenture unless otherwise consented to by the Holder.

                  10. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen
(15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture as provided in Section 5, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

                  11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

                  12. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  13. The following shall constitute an "Event of Default":

                      a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of three (3) days; or

                      b. Any of the representations or warranties made by the Company herein, in the Loan Agreement, the Registration Rights Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Loan Agreement shall be false or misleading in any material respect at the time made; or

                      c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Loan Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days; or

                      d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Loan Agreement, the Registration Rights Agreement or this Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                      e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  j. The Company shall have its Common Stock suspended or delisted from trading on a Principal Market for in excess of two (2) Trading Days;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

                  14. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

                  15. In no event shall the Holder be permitted to convert this Debenture for shares of Common Stock in excess of the amount of this Debenture upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon conversion of this Debenture) plus (y) the number of shares of Common Stock issuable upon conversion of this Debenture, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of this Debenture held by such Holder after application of this Paragraph 15. As used herein, beneficial ownership shall be determined in accordance with Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Paragraph 15 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture is convertible (in relation to other securities owned by such holder) and of which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert this Debenture into shares of Common Stock at such time as such conversion will not violate the provisions of this Paragraph 13. The provisions of this Paragraph 15 may be waived by the Holder of this Debenture upon not less than 75 days' prior notice to the Company, and the provisions of this Paragraph 15 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Paragraph 15 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:   May __, 2000

                                       PET QUARTERS, INC.



                                       By:
                                           ----------------------------------
                                       Name:
                                       Title:

Attest:



-------------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)

                  The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of Pet Quarters, Inc. (the "Company") according to the conditions hereof, as of the date written below.


Date of Conversion*
                    -----------------------------------------------------------

Conversion Price *
                   ------------------------------------------------------------

Accrued Interest
                 --------------------------------------------------------------


Signature
          ---------------------------------------------------------------------
                                     [Name]

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


*If such conversion represents the remaining principal balance of the Debenture, the original Debenture must accompany this notice within three Trading Days.

                               PET QUARTERS, INC.
                              720 East Front Street
                             Lonoke, Arkansas 72086
                                 (501) 676-9222

                                  June 1, 2000

AMRO International, S.A.
c/o UltraFinanz AG
Grossmuensterplatz 6
Zurich CH-8022 Switzerland
Attn:  H.U. Bachofen

         Re:  Amendment to Loan Agreement

Gentlemen:

                   Reference is made to that certain Loan Agreement (the "Loan Agreement"), dated May 2, 2000, between Pet Quarters, Inc. (the "Company") and AMRO International, S.A. (the "Purchaser"). Paragraph 5 of the Loan Agreement and Paragraph 4 of the Convertible Debenture, as currently constituted, require the Company to use at least 50% of the net proceeds of any subsequent equity financing to redeem the Convertible Debenture. The Company anticipates the need to use more than 50% of the net proceeds of any subsequent financing for uses other than redeeming the Convertible Debenture. Therefore, the Company wishes to amend the Loan Agreement to permit it to use more than 50% of such net proceeds for uses other than redeeming the Convertible Debenture.

                  In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to:

                  (i) Delete Paragraph 5 of the Loan Agreement and insert the following:

                      [THIS SECTION INTENTIONALLY OMMITTED]

                  (ii) restate Paragraph 3 of the Convertible Debenture, in its entirety, as follows:

                           3. The Holder of this Debenture is entitled, at its option, to convert on any business day commencing on the date hereof, the principal amount of this Debenture or any portion thereof and, at the Holder's election, any accrued but unpaid interest, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock equal to, at the Holder's election and if applicable, (i) $1.50, subject to adjustment for any stock splits, reverse stock splits or the like effected after the date hereof and subject to adjustment pursuant to Section 6 of the Loan Agreement, or
         (ii) at any time after the Company does not use at least 50% of the net proceeds of any subsequent equity financing (except for a private placement of equity securities of the Borrower by or through Keane Securities Co., Inc. to be closed on or about May 8, 2000 or any other equity financing by the Holder) to redeem this

         Debenture, 85% of the average of the lowest three (3) closing bid prices of the Company's Common Stock during the 22 business days prior to the business day on which the notice of conversion is transmitted to the Holder ("Conversion Price"). The minimum conversion amount per Notice of Conversion (as defined below) shall not be less than $50,000, unless the principal amount outstanding is less than $50,000.

                  (iii) restate Paragraph 4 of the Convertible Debenture, in its entirety, as follows:

                  The entire unpaid balance of this Debenture and accrued interest thereon outstanding on the Maturity Date hereof shall be due and payable without notice on the Maturity Date.


                  (iv) issue to the Purchaser a warrant certificate to purchase up to a number of shares of Common Stock equal to $100,000 divided by the closing bid price of the Company's Common Stock on the business day prior to the date hereof (the "Warrant"). The Warrant will have a three
         (3) year term from its date of issuance. The Strike Price of the Warrant shall be 110% of the closing bid price of the Common Stock on the business day immediately prior to the date hereof. The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in the Registration Rights Agreement, dated May 2, 2000, between the Company and the Purchaser. The Warrant shall be in the form of Exhibit A hereto.


         All terms used but not defined in this letter shall have the meanings set forth in the Loan Agreement.

                  If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                                  Very truly yours,

                                                  PET QUARTERS, INC.
                                                  By:
                                                     ---------------------------
                                                       Steven Dempsey, President




ACCEPTED AND AGREED TO:


AMRO INTERNATIONAL, S.A.

By:
   ------------------------------
     H.U. Bachofen, Director